Exhibit 3.1
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
SUNAIR SERVICES CORPORATION
Florida Document Number: 196169
Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:.
This amendment is submitted to amend the following [check all that apply]:
☐	Amending name. The new name of this Corporation is:

(The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.” A professional corporation name must contain the word “chartered, “professional association,” or the abbreviation “P.A.”)
☑	Amending principal office or mailing address:
New principal office address [must be a street address]:
315 Groveland Street

(Enter street address)

Orlando	,	FL	32804

(City)		(State)	(Zip Code)
New mailing address [may be a post office box]:
315 Groveland Street

(Enter street address)

Orlando	,	FL	32804

(City)		(State)	(Zip Code)
☑	Amending registered agent and/or registered office address:

Name of New Registered Agent:	William R. Lowman, Jr.
(must sign below)
New Registered Office Address:
1000 Legion Place, Suite 1700

(Enter Florida street address)

Orlando	,	Florida	32801

(City)			(Zip Code)

I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 607, Florida Statutes.

/s/ William R. Lowman, Jr.
Signature of New Registered Agent
☐	Amending the Officers and/or Directors of record:

(Enter the name and title of each officer and director being removed, and the name, title and address of each officer or director being added or changed)

Type of
Title	Name	Address	Action

G Add

G Change
G Remove

G Add

G Change
G Remove

G Add

G Change
G Remove
☑	Amending Other Information:

(Be specific; attach additional sheets if necessary. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, state the provisions for implementing the amendment)

The Articles of Incorporation are amended and restated in their entirety to read as follows:
ARTICLE I
NAME
     The name of the corporation is SUNAIR SERVICES CORPORATION.
ARTICLE II
SHARES

     The authorized capital stock of the Corporation shall consist of 10,000 shares of common stock, par value $0.01 per share. Each share of the Corporation’s common stock shall have the same rights and preferences as each other share of the Corporation’s common stock.
ARTICLE III
PRINCIPAL OFFICE
     The address of the Principal Office of the corporation is as follows:
315 Groveland Street
Orlando, FL 32804
     The location of the Principal Office shall be subject to change as may be provided in bylaws duly adopted by the Corporation.
ARTICLE IV
MAILING ADDRESS
     The mailing address of the corporation is as follows:
315 Groveland Street
Orlando, FL 32804
ARTICLE V
REGISTERED OFFICE AND AGENT
     The address of the Registered Office of the corporation and the Registered Agent at such address are as follows:
William R. Lowman, Jr., Esq.
Shuffield, Lowman & Wilson, P.A.
1000 Legion Place, Suite 1700
Orlando, FL 32801
ARTICLE VI
BOARD OF DIRECTORS AND OFFICERS
     The number of Directors constituting the Board of Directors of the corporation is one (1). The number of Directors may be increased or decreased from time to time as provided in the bylaws of the Corporation, but in no event shall the number of Directors be less than one (1).
ARTICLE VII
INDEMNIFICATION

     To the fullest extent permitted by law, the corporation shall indemnify any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or any predecessor to the corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the corporation or any predecessor to the corporation.
     Neither any amendment or repeal of any this ARTICLE VII, nor the adoption of any provision inconsistent with this ARTICLE VII, shall eliminate or reduce the effect of this ARTICLE VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
     Adoption of Amendment(s):
     The Amendment(s) was/were adopted by:
     ☑ the shareholders. The number of votes cast for the amendment by the shareholders was sufficient for approval.
     ☐ the board of directors without shareholder action. Shareholder action was not required.
     ☐ the incorporators without shareholder action. Shareholder action was not required.
The date of adoption for each amendment: December 14, 2009

Effective date	if different than the date of filing:

(Cannot be prior to date of filing or, if delayed, more than 90 days after amendment file date)
     Dated: December 16, 2009 .

/s/ Harvey L. Massey
(Signature)

Harvey L. Massey
(Typed or printed name of person signing)

Chief Executive Officer
(Title of person signing)